CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Statements and Experts” and “Independent Accountants and Financial Statements” and to the use of our report dated January 24, 2001, with respect to the consolidated financial statements of Aid Association for Lutherans in this initial Registration Statement on Form N-4 under the Securities Act of 1933 and Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7934) and related prospectus and statement of additional information of LB Variable Annuity Account I.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 28, 2001